UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2018

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2018, upon recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”) of ADMA Biologics, Inc. (the “Company”), the Board of Directors (the “Board”) approved the following cash bonuses and annual incentive awards attributable to 2017 performance for the Company’s named executive officers as set forth below:

Name	Position	Cash Bonus ($)(1)	Number of Shares Underlying Stock Options (#)(2)(3)(4)
Adam S. Grossman	President, Chief Executive Officer and Director	$136,000	350,000
Dr. James Mond	Executive Vice President, Chief Scientific Officer and Chief Medical Officer	$72,100	150,000
Brian Lenz	Vice President and Chief Financial Officer	$72,100	150,000

(1)	As previously disclosed by the Company, on June 6, 2017, 50% of each such named executive officers’ annual 2017 bonus, consisting of $136,000, $72,100 and $72,100, was prepaid to Mr. Grossman, Dr. Mond and Mr. Lenz, respectively. The remaining 50% of each such named executive officers’ annual 2017 bonus was awarded as reflected above.

(2)	Grant date was February 9, 2018.

(3)	The exercise price of $3.71 reflects the per share fair market value of the Company's voting common stock, $0.0001 par value per share (“Common Stock”), as determined by the closing price of the Company's Common Stock on the Nasdaq Capital Market on February 9, 2018, the grant date.

(4)	These options vest over four years with 25% of the shares of Common Stock underlying the options vesting on the one year anniversary of the date of grant and the remaining 75% of such shares vesting monthly in equal installments over the next three years, becoming fully vested on February 9, 2022.

The annual cash bonuses and stock options were awarded in the discretion of the Compensation Committee and were based on each named executive officer’s annual cash bonus and equity targets, as established by the Compensation Committee, and the Compensation Committee’s evaluation of the performance of each named executive officer. As a part of this performance evaluation, the Compensation Committee considered the achievement of the Company’s 2017 corporate goals and milestones.

Furthermore, upon recommendation of the Compensation Committee, the Board approved payments in 2018 of the following relocation and temporary living expenses of the Company’s named executive officers: (i) a one-time reimbursement of real estate relocation transaction fees and other normal and customary related expenses of $212,000, plus appropriate tax gross-up, for Mr. Grossman; (ii) a continuation payment of $5,000 per month in temporary housing expenses, plus appropriate tax gross-up, through December 2018, for Mr. Lenz; and (iii) a payment of $8,000 per month in temporary living expenses, plus appropriate tax gross-up, through December 2018, for Dr. Mond.

The Compensation Committee and the Board agreed to revisit the named executive officers’ annual salaries following the Company’s 2018 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2018	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Vice President and Chief Financial Officer